UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

April 8, 2021

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 8, 2021, The Gap, Inc. (the “Company”) and Old Navy, LLC, Banana Republic, LLC and Athleta LLC, each of which is a wholly-owned subsidiary of the Company (collectively, the “Gap Entities”), entered into a credit card program agreement (the “Agreement”) with Barclays Bank Delaware (“Barclays”) under which Barclays will issue private label and co-branded credit cards to Gap Entities customers (the “Credit Card Program”) beginning in May 2022. Under the terms of the Agreement, the Gap Entities are required to perform certain duties, including marketing and promoting the Credit Card Program. The Agreement has a term of ten years and is cancellable earlier by either party under certain circumstances. In connection with the Agreement, Barclays will make certain upfront payments to the Gap Entities. Thereafter, the Gap Entities will be paid a portion of the income derived from operating the Credit Card Program and certain other payments as specified in the Agreement.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending May 1, 2021.

Item 1.02    Termination of a Material Definitive Agreement.

In connection with the execution of the Agreement, on April 8, 2021, the Company provided notice to Synchrony Financial and Synchrony Bank (together, “Synchrony”) that it will not extend the Amended and Restated Consumer Credit Card Program Agreement dated as of February 28, 2014 (as amended, modified and supplemented to date) with Synchrony, which will expire pursuant to its terms in April 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: April 13, 2021	By:	/s/ Katrina O'Connell
Katrina O'Connell
Executive Vice President and Chief Financial Officer